Exhibit 99.1
Summarized Financial Data of The New York Times Company
The following summarized financial data of The New York Times Company (“NYT”) has been derived from the audited consolidated financial statements of NYT included in periodic reports filed by NYT with the Securities and Exchange Commission (in thousands):

	December 28,	December 30,
	2008	2007

Current assets	$624,200	$664,445
Noncurrent assets	2,777,480	2,808,647
Current liabilities	1,033,236	975,736
Noncurrent liabilities	1,861,415	1,513,249
Minority interest	3,066	5,907

	December 28, 2008	December 30, 2007	December 31, 2006
	(52 weeks)	(52 weeks)	(53 weeks)

Total revenues	$2,948,856	$3,195,077	$3,289,903
Operating profit/(loss)	(40,636)	227,429	(520,611)
(Loss) income from continuing operations	(66,139)	108,939	(568,171)
Net (loss) income	(57,839)	208,704	(543,443)
Net cash provided by operating activities	247,564	110,670	422,328
Net cash (used in)/provided by investing activities	(175,511)	148,252	(288,662)
Net cash used in financing activities	(67,359)	(280,511)	(106,192)